Exhibit 99.1

First Industrial Realty Trust, Inc. 311 South Wacker Drive Suite 3900 Chicago, IL 60606 312/344-4300 FAX: 312/922-9851

FIRST INDUSTRIAL REALTY TRUST REPORTS

SECOND QUARTER 2016 RESULTS

•	Occupancy of 95.8%, Up 100 Basis Points from 1Q16

•	Cash Same Store NOI Grew 6.3% and Cash Rental Rates Were Up 3.5%

•	Signed 1.6 Million Square Feet of Development Leases Year-to-Date, Including a Full Building 601,000 Square-Foot Lease at First Park 94 in Chicago in the Third Quarter

•	Acquired a 199,000 Square-Foot Property in Orlando for $14.0 Million; Acquired a 99,000 Square-Foot Building in Southern California for $11.9 Million in the Third Quarter

•	Sold 26 Buildings Totaling 1.5 Million Square Feet for $84.2 Million

CHICAGO, July 28, 2016 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the second quarter 2016. Diluted net income available to common stockholders per share (EPS) was $0.43 in the second quarter, compared to $0.13 a year ago.

First Industrial’s second quarter FFO was $0.36 per share/unit on a diluted basis, compared to $0.35 per share/unit a year ago.

“Our team delivered another very strong quarter across all aspects of our business as reflected in growth in our same store operating income and leasing within both our portfolio and new developments,” said Bruce W. Duncan, First Industrial’s chairman, president and CEO. “The environment in the industrial real estate sector continues to be favorable as tenant demand for space in the major U.S. markets exceeds new supply.”

Portfolio Performance – Second Quarter 2016

•	In service occupancy was 95.8% at the end of the second quarter, compared to 94.8% at the end of the first quarter of 2016, and 95.1% at the end of the second quarter of 2015. Dispositions accounted for 44 basis points of the occupancy gain since the end of the first quarter.

•	Tenants were retained in 83.3% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 6.3%. Including lease termination fees, same property NOI increased 5.6%.

•	Rental rates increased 3.5% on a cash basis and increased 12.8% on a GAAP basis; leasing costs were $2.11 per square foot.

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Capital Markets Activity

In the second quarter:

•	The Company issued 5.6 million common shares to raise net proceeds of approximately $125 million.

“Our capital raise during the quarter supports our growth primarily through targeted developments and further enhances our balance sheet position and metrics,” said Scott Musil, chief financial officer.

Development Leasing

In the second quarter, the Company signed:

•	A full building lease at its 188,000 square-foot First San Michele Logistics Center in the Inland Empire in Southern California.

•	A full building lease totaling 243,000 square feet at its First 33 Commerce Center in the Lehigh Valley of Pennsylvania that brought the two-building, 585,000 square-foot project to 100% leased.

•	A 50,000 square-foot lease at the 153,000 square-foot First Arlington Commerce Center @ I-20 in the GSW submarket of Dallas that is 100% occupied.

In the third quarter to date, the Company signed:

•	A full building 601,000 square-foot lease at First Park 94 in the Chicago market.

•	A 69,000 square-foot expansion lease at its First Northwest Commerce Center in Houston to bring this 352,000 square-foot development to 100% leased.

Investment and Disposition Activities

In the second quarter, the Company:

•	Placed in service three developments totaling 683,000 square feet and a combined total investment of $46.5 million, comprised of the 341,000 square-foot first building at First 33 Commerce Center, as well as the aforementioned First San Michele Logistics Center and First Arlington Commerce Center @ I-20.

•	Acquired a 34-acre site in New Jersey for $9.2 million on which it is developing the 577,000 square-foot First Florence Logistics Center, with an estimated total investment of $38.5 million.

•	Acquired a 100% leased, 199,000 square-foot distribution center in Orlando for $14.0 million.

•	Sold 26 buildings comprising 1.5 million square feet for $84.2 million.

In the third quarter to date, the Company:

•	Acquired a 99,000 square-foot building in San Diego for $11.9 million.

•	Acquired a 26-acre development site in Dallas for $3.0 million.

“Through our platform, we continue to identify and execute on our development investments and select acquisitions to drive future cash flow,” said Johannson Yap, chief investment officer. “We also advanced our active portfolio management efforts through targeted dispositions during the quarter that generated proceeds for reinvestment.”

Outlook for 2016

Mr. Duncan stated, “We are maintaining the midpoint of our FFO guidance range for 2016, despite the $0.02 per share of short-term dilution related to our second quarter property sales, due to our overall performance in the second quarter and our development leasing. Our team remains focused on driving long-term cash flow growth in all aspects of our business and capitalizing on the continuing strong fundamentals in our sector.”

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	Low End of Guidance for 2016 (Per share/unit)	High End of Guidance for 2016 (Per share/unit)
Net Income Available to Common Stockholders	0.82	0.90
Add: Real Estate Depreciation/Amortization	0.97	0.97
Less: Non-NAREIT Compliant Gains Through 2Q16	(0.37)	(0.37)

FFO (NAREIT Definition)	$1.42	$1.50

The following assumptions were used:

•	Average quarter-end in service occupancy of 95.0% to 96.0%.

•	Same-store NOI on a cash basis before termination fees of positive 4.5% to 5.5% for the full year, an increase of 50 basis points at the midpoint reflecting second quarter performance, and a narrowing of the range.

•	General and administrative expense of approximately $25 million to $26 million.

•	Guidance includes the incremental costs related to the Company’s developments under construction as of June 30, 2016 and planned development starts in Southern California, Phoenix and Chicago. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2016.

•	Guidance reflects the aforementioned $11.9 million acquisition completed in the third quarter to-date.

•	Other than the above, guidance does not include the impact of:

•	any future debt repurchases or future debt issuances,

•	any future investments,

•	any future property sales,

•	any future impairment gains or losses,

•	any future NAREIT-compliant gains or losses, or

•	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 63.9 million square feet of industrial space as of June 30, 2016. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2015, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

First Industrial will host its quarterly conference call on Friday, July 29, 2016 at 11:00 a.m. EDT (10:00 a.m. CDT). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the “Investors” page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s second quarter 2016 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Statement of Operations and Other Data:
Total Revenues	$93,015	$90,489	$186,482	$180,455
Property Expenses	(26,875)	(27,827)	(55,242)	(57,618)
General and Administrative	(6,433)	(6,160)	(14,107)	(13,126)
Acquisition Costs	(155)	(319)	(219)	(319)
Depreciation of Corporate FF&E	(195)	(171)	(367)	(341)
Depreciation and Other Amortization of Real Estate	(28,530)	(27,873)	(59,486)	(56,009)

Total Expenses	(62,188)	(62,350)	(129,421)	(127,413)
Gain on Sale of Real Estate	36,775	2,197	44,026	10,127
Interest Expense	(14,589)	(16,363)	(30,848)	(33,005)
Amortization of Deferred Financing Costs	(782)	(764)	(1,655)	(1,510)
Mark-to-Market and Settlement Gain (Loss) on Interest Rate Protection Agreements	—	1,444	—	(11,546)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax Provision	52,231	14,653	68,584	17,108
Equity in (Loss) Income of Joint Ventures (a)	—	(4)	—	67
Income Tax Provision	(123)	(81)	(181)	(141)

Net Income	52,108	14,568	68,403	17,034
Net Income Attributable to the Noncontrolling Interest	(1,879)	(556)	(2,486)	(649)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,229	$14,012	$65,917	$16,385

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,229	$14,012	$65,917	$16,385
Depreciation and Other Amortization of Real Estate	28,530	27,873	59,486	56,009
Noncontrolling Interest	1,879	556	2,486	649
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	—	—	17
Non-NAREIT Compliant Gain (b)	(36,775)	(2,197)	(44,026)	(10,127)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	—	(63)

Funds From Operations (NAREIT) (“FFO”) (b)	$43,863	$40,244	$83,863	$62,870
Restricted Stock/Unit Amortization	1,507	1,506	4,470	4,067
Amortization of Debt Discounts / (Premiums) and Hedge Costs	64	147	136	296
Amortization of Deferred Financing Costs	782	764	1,655	1,510
Depreciation of Corporate FF&E	195	171	367	341
Mark-to-Market and Settlement (Gain) Loss on Interest Rate Protection Agreements	—	(1,444)	—	11,546
Non-incremental Building Improvements	(2,821)	(4,638)	(3,946)	(5,559)
Non-incremental Leasing Costs	(6,445)	(7,340)	(13,121)	(13,581)
Capitalized Interest and Overhead	(1,026)	(615)	(1,560)	(1,119)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,470)	(1,553)	(3,317)	(3,727)

Adjusted Funds From Operations (“AFFO”) (b)	$34,649	$27,242	$68,547	$56,644

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,229	$14,012	$65,917	$16,385
Interest Expense	14,589	16,363	30,848	33,005
Depreciation and Other Amortization of Real Estate	28,530	27,873	59,486	56,009
Income Tax Provision	123	81	181	141
Mark-to-Market and Settlement (Gain) Loss on Interest Rate Protection Agreements	—	(1,444)	—	11,546
Noncontrolling Interest	1,879	556	2,486	649
Amortization of Deferred Financing Costs	782	764	1,655	1,510
Depreciation of Corporate FF&E	195	171	367	341
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	—	—	17
Non-NAREIT Compliant Gain (b)	(36,775)	(2,197)	(44,026)	(10,127)
Non-NAREIT Compliant Gain from Joint Ventures (a) (b)	—	—	—	(63)

EBITDA (b)	$59,552	$56,179	$116,914	$109,413
General and Administrative	6,433	6,160	14,107	13,126
Acquisition Costs	155	319	219	319
FFO from Joint Ventures (b)	—	4	—	(85)

Net Operating Income (“NOI”) (b)	$66,140	$62,662	$131,240	$122,773

Weighted Avg. Number of Shares/Units Outstanding - Basic	120,486	114,712	117,791	114,697
Weighted Avg. Number of Shares Outstanding - Basic	116,191	110,348	113,492	110,329
Weighted Avg. Number of Shares/Units Outstanding - Diluted	120,853	115,047	118,070	115,047
Weighted Avg. Number of Shares Outstanding - Diluted	116,558	110,683	113,771	110,679
Per Share/Unit Data:
FFO (NAREIT)	$43,863	$40,244	$83,863	$62,870
Less: Allocation to Participating Securities	(152)	(137)	(266)	(194)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$43,711	$40,107	$83,597	$62,676
Basic Per Share/Unit	$0.36	$0.35	$0.71	$0.55
Diluted Per Share/Unit	$0.36	$0.35	$0.71	$0.54
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,229	$14,012	$65,917	$16,385
Less: Allocation to Participating Securities	(180)	(50)	(217)	(91)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$50,049	$13,962	$65,700	$16,294
Basic/Diluted Per Share	$0.43	$0.13	$0.58	$0.15
Common Dividends/Distributions Per Share/Unit	$0.1900	$0.1275	$0.3800	$0.2550
Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,328,319	$3,201,037
Real Estate and Other Assets Held For Sale, Net	—	398
Total Assets (c)	2,728,198	2,566,036
Debt (c)	1,312,033	1,343,662
Total Liabilities (c)	1,480,211	1,479,210
Total Equity	$1,247,987	$1,086,826

a)	Represents our pro rata share of net income (loss), depreciation and amortization on real estate and non-NAREIT compliant gain (loss), if applicable.
b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, minus non-NAREIT compliant gain. Non-NAREIT compliant gain (loss) results from the sale of previously depreciated properties and NAREIT compliant gain (loss) results from the sale of properties not previously depreciated.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

EBITDA is defined as NOI plus the equity in FFO of our joint ventures, which were accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2015 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2015 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent. For the quarters ended June 30, 2016 and 2015, SS NOI before same store adjustments was $61,858 and $60,103, respectively; the impact of straight-line rent, the amortization of lease inducements and the amortization of above/below market rent was $29 and $(1,491), respectively. Lease termination fees of $(96) and $(467) for the quarters ended June 30, 2016 and 2015, respectively, should also be excluded in order to calculate SS NOI w/o Termination Fees. We exclude straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, equity in income and loss from joint ventures, income tax benefit and expense, sale of real estate, mark-to-market and settlement gain and loss on interest rate protection agreements, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	Effective January 1, 2016, we adopted Accounting Standards Update (“ASU”) No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”), which amended the presentation of debt issuance costs on the consolidated balance sheet. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, instead of as an asset. The adoption of ASU 2015-03 was applied retrospectively. The debt issuance costs related to the Unsecured Credit Facility remain classified as an asset and are included in prepaid expenses and other assets, net on the consolidated balance sheets.